SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2026
DAVE & BUSTER’S ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, Texas 75019
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 357-9588
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 -– Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Amanda Busby as Chief Operations Officer

On August 11, 2026, the Board of Directors (the “Board”) of Dave & Buster's Entertainment, Inc. (the “Company”) appointed Amanda Busby as Chief Operations Officer.

Ms. Busby, age 53, brings more than 30 years of leadership experience across the restaurant, hospitality and entertainment industries. Prior to joining the Company, Ms. Busby served as President of Operational Excellence, Commercial, Culinary and Marketing of SSP America, Inc. (“SSP America”) from July of 2025 to August of 2026 and Chief Operating Officer of SSP America from January of 2022 to July of 2025, where she led operations for a business consisting of more than 450 restaurants across nearly 60 airports throughout North America. Prior to SSP America, Ms. Busby spent 19 years with Red Robin Gourmet Burgers, Inc., ultimately serving as Vice President of Operations.

Effective as of August 11, 2026, in connection with Ms. Busby’s appointment as Chief Operations Officer of the Company, Ms. Busby and the Company entered into an employment agreement (the “Busby Agreement”), which provides for, among other things, (i) an annualized base salary of $450,000 per year, (ii) an annual cash bonus with a target bonus of 70% of Ms. Busby’s annual salary, (iii) eligibility to participate in the Dave & Buster’s Entertainment, Inc. 2025 Omnibus Incentive Plan (the “LTIP”) and (iv) eligibility to participate in the Company’s employee benefit plans as in effect from time-to-time on the same basis as generally made available to other similarly situated employees of the Company. In connection with her appointment, on August 31, 2026, Ms. Busby received a one-time grant of (a) 72,464 restricted stock units (“RSUs”) that will vest in three substantially equal installments on each of the first, second and third anniversaries of the date of the grant, (b) a stock option representing the right to purchase 74,294 shares of the Company’s common stock (the “Common Stock”) with an exercise price of $8.97 per share that will become earned if the Company’s stock price reaches specified multiples of the exercise price by August 31, 2029 and will vest annually in three substantially equal installments thereafter, and (c) performance stock units (“PSUs”) representing up to 55,741 shares of Common Stock that will vest based upon the Company’s achievement of certain same store sales targets over the performance period.

Upon a termination of the Busby Agreement for reasons other than a termination by Ms. Busby without “good reason” or for “cause” by the Company (as such terms are defined in the Busby Agreement), subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Busby Agreement, Ms. Busby is entitled to (i) continued payment of her base salary for 12 months, (ii) any unpaid bonus for a completed fiscal year based on actual performance, (iii) a pro-rata bonus for the fiscal year of termination based on actual performance and (iv) continued payment of monthly medical premiums under the Company’s group health insurance plan for 12 months. Ms. Busby has also agreed to a non-competition covenant that extends for up to one year following termination and a non-solicitation covenant that extends for up to two years following termination.

The foregoing description of the Busby Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Busby Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There are no family relationships between Ms. Busby and any director or executive officer of the Company, and there are no transactions involving Ms. Busby requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Derek Sample as Chief Accounting Officer

On August 11, 2026, the Board appointed Derek Sample as Chief Accounting Officer of the Company, and on August 25, 2026, the Board designated Mr. Sample as the principal accounting officer of the Company.

Mr. Sample, age 40, brings more than 20 years of finance and accounting leadership experience across the leisure and hospitality, aviation, energy and professional services industries. Most recently, he served as Vice President of Business Transformation of Six Flags Entertainment Corporation (“Six Flags”) from July of 2024 to July of 2026. Prior to that role, Mr. Sample served as Chief Accounting Officer of Six Flags prior to the merger of Six Flags and Cedar Fair, L.P., from September of 2022 to July of 2024.

Mr. Sample also served as Corporate Controller for PHI Aviation, LLC, from June of 2021 until September of 2022. He began his career with KPMG LLP.

Effective as of August 11, 2026, in connection with Mr. Sample’s appointment as Chief Accounting Officer of the Company, Mr. Sample and the Company entered into an employment agreement (the “Sample Agreement”), which provides for, among other things, (i) an annualized base salary of $315,000 per year, (ii) an annual cash bonus with a target bonus of 50% of Mr. Sample’s annual salary (prorated for fiscal year 2026), (iii) eligibility to participate in the LTIP and (iv) eligibility to participate in the Company’s employee benefit plans as in effect from time-to-time on the same basis as generally made available to other similarly situated employees of the Company. In connection with his appointment, on August 31, 2026, Mr. Sample received a one-time grant of (a) 39,019 RSUs that will vest in three substantially equal installments on each of the first, second and third anniversaries of the date of the grant, (b) a stock option representing the right to purchase 52,006 shares of Common Stock with an exercise price of $8.97 per share that will become earned if the Company’s stock price reaches specified multiples of the exercise price by August 31, 2029 and will vest annually in three substantially equal installments thereafter, and (c) PSUs representing up to 39,019 shares of Common Stock that will vest based upon the Company’s achievement of certain same store sales targets over the performance period.

Upon a termination of the Sample Agreement for reasons other than a termination by Mr. Sample without “good reason” or for “cause” by the Company (as such terms are defined in the Sample Agreement), subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Sample Agreement, Mr. Sample is entitled to (i) continued payment of his base salary for 12 months, (ii) any unpaid bonus for a completed fiscal year based on actual performance, (iii) a pro-rata bonus for the fiscal year of termination based on actual performance and (iv) continued payment of monthly medical premiums under the Company’s group health insurance plan for 12 months. Mr. Sample has also agreed to a non-competition covenant that extends for up to one year following termination and a non-solicitation covenant that extends for up to two years following termination.

There are no family relationships between Mr. Sample and any director or executive officer of the Company, and there are no transactions involving Mr. Sample requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01    Other Events

Additional Leadership Appointments and Promotions

On August 24, 2026, the Company issued a press release announcing the appointments of Ms. Busby and Mr. Sample, as well as additional executive leadership appointments and promotions, including Jeremy Tucker as Chief Marketing Officer, Kevin Fish as Chief Technology and Digital Officer, Rachel Morgan as Chief Legal and Administrative Officer and Corporate Secretary, and Aldo Rosales as Chief Strategy and Revenue Management Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

10.1#    Employment Agreement, dated as of August 11, 2026, by and among Dave & Buster’s Management Corporation, LLC, Dave & Buster’s Entertainment, Inc. and Amanda Busby.

99.1    Press release dated August 24, 2026.

104     Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

#    Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. Dave & Buster’s Entertainment, Inc. Agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: September 21, 2026	By:	/s/ Rachel Morgan
Rachel Morgan
Chief Legal Officer and Corporate Secretary